EXHIBIT 99.1

CytRx Announces $20 Million Registered Direct Offering

LOS ANGELES (July 24, 2009) CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company engaged in the development of high-value human therapeutics, today announced that it has entered into definitive agreements with several institutional investors to purchase 15.3 million shares of common stock at $1.31 per share and warrants to purchase approximately 3.8 million shares of common stock at an exercise price of $1.70 per share.  The registered direct offering will raise approximately $20.0 million from the sale of common stock and warrants, with net proceeds to CytRx of approximately $18.3 million after deduction of offering expenses.

The securities are being sold pursuant to the Company’s effective shelf registration.  Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the placement agent for CytRx, and Brean Murray, Carret & Co., Griffin Securities, Inc. and Natixis Bleichroeder Inc. served as financial advisors to CytRx in the placement.

“These are exciting times at CytRx.  With the completion of this financing, we are positioned to aggressively pursue our goals of moving tamibarotene and INNO-206 toward commercialization, while evaluating additional opportunities that fit our oncology focus,” said Steven A Kriegsman, President and CEO of CytRx.  “Our ability to raise funds in a difficult market environment is a testament to the confidence investors have in our strategic focus and the capabilities of our management team and board of directors.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The proposed public offering is being made pursuant to an effective registration statement, and may be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to the common stock and warrants can be obtained from Rodman & Renshaw LLC, 1251 Avenue of the Americas, New York, NY 10020, or by calling 212-356-0549.

An electronic copy of the prospectus supplement will also be available on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company engaged in the development of high-value human therapeutics.  The CytRx drug development pipeline includes programs in clinical development for cancer indications, including tamibarotene in a registration study for the treatment of acute promyelocytic leukemia (APL).  In addition, CytRx is developing two drug candidates based on its industry-leading molecular chaperone technology, which aims to repair or degrade misfolded proteins associated with disease. CytRx also maintains a 45% equity interest in publicly traded RXi Pharmaceuticals, Inc. (NASDAQ:RXII). For more information on the Company, visit www.cytrx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the closing of the transactions described in the press release and the final proceeds that will be received by CytRx, risks or uncertainties related to the timing, outcome or results of any pre-clinical or clinical testing of CytRx's potential oncology or molecular chaperone drug candidates, risks related to the future market value of CytRx's investment in RXi and the liquidity of that investment, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information:
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com